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                                                                 EXHIBIT 10.32.2


                             SUBSCRIPTION AGREEMENT




         This Subscription Agreement (this "Agreement") is made and entered into as of this 23rd day of July, 1997, by and between EAGLE GEOPHYSICAL, INC., a Delaware corporation ("Eagle"), and JAY N. SILVERMAN ("Silverman"), and relates to the subscription by Silverman for 25,000 shares of common stock of Eagle.



         NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.      ISSUANCE OF STOCK AND PAYMENT.

                 (a) Subscription. Eagle agrees to sell to Silverman, and Silverman agrees to purchase from Eagle, 25,000 shares (the "Shares") of common stock of Eagle (the "Stock"), at a per share price of $16, for an aggregate purchase price of $400,000 (the "Purchase Price"), subject to the provisions of Section 1(c) hereof.

                 (b) Payment of Purchase Price. Silverman shall deliver the Purchase Price by executing a promissory note in the original principal amount of $400,000 (the "Note") payable to Eagle concurrently with the execution and delivery hereof.

                 (c) Purchase Price Adjustment. In the event the initial public offering price of the Stock in connection with the Registration Statement on Form S-1 (Registration No. 333-28303) filed with the Securities and Exchange Commission by Eagle is determined to be less than $16.00 per share of Stock, the Purchase Price shall be adjusted downward accordingly, and the principal amount of the Note shall be credited in an amount equal to the difference between the Purchase Price as defined in Section 1(a) hereof and the adjusted Purchase Price, which shall be based upon the actual initial public offering price per share.

         2. DELIVERY OF SHARE CERTIFICATE. Promptly upon receipt of the Purchase Price, Eagle shall issue a share certificate or certificates representing the Shares to Silverman and shall promptly deliver such certificate or certificates to Silverman.

         3. REPRESENTATIONS AND WARRANTIES OF EAGLE. In order to induce Silverman to purchase the Shares and to otherwise consummate the transactions contemplated by this Agreement, Eagle represents and warrants as follows:

                 (a) Status of Eagle. Eagle is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate
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         power to carry on its business as the same is now conducted and to own or lease its assets as the same are now being owned or leased.

                 (b) Silverman's Title upon Consummation. Upon consummation of the transactions contemplated by this Agreement in accordance with the terms hereof, Silverman shall be vested with good and marketable title to the Shares, free and clear of any liens, claims, charges or other encumbrances or restrictions whatsoever, except as set forth in Eagle's Certificate of Incorporation, as amended, or Eagle's Amended and Restated Bylaws or otherwise arising by operation of law. The Shares, when issued and delivered pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

                 (c) Authority for Agreement. Eagle has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Eagle and constitutes a valid and binding obligation of Eagle, enforceable against Eagle in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally or upon general principles of equity and the availability of injunctive relief or other equitable remedies, whether enforcement is considered at law or in equity (hereinafter the "Bankruptcy and Equitable Exceptions").

                 (d) Litigation, Etc. There is no action, proceeding or investigation pending or (to the knowledge of Eagle) threatened (or any reasonable basis therefor known to Eagle) which (i) questions the validity of this Agreement or any of the transactions contemplated hereby or (ii) if adversely determined, could reasonably be expected to result, either in any case or in the aggregate, in a material adverse effect on the business of Eagle. Eagle has no material contingent or undisclosed liabilities as of the date hereof.

         4. REPRESENTATIONS AND WARRANTIES OF SILVERMAN. In order to induce Eagle to issue and sell the Shares to Silverman and to otherwise consummate the transactions contemplated by this Agreement, Silverman represents and warrants as follows:

                 (a) Acquisition for Own Account. Silverman is acquiring the Shares for his own account, for investment and not with a view to the sale or distribution thereof or with any present intention of distributing or selling the same, or dividing the Shares with other persons.

                 (b) Securities Law Restrictions. Silverman will not sell, assign, transfer, pledge or otherwise dispose of any of the Shares except in accordance with the provisions of applicable state and federal securities laws.




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                 (c)      No Public Solicitation.  Eagle has not offered the
         Shares to Silverman by means of advertising or other form of public solicitation.

                 (d) Investment Risk. Silverman has such knowledge and experience in financial business matters as to be capable of evaluating the merits and risks of investment in the Shares.
         Silverman acknowledges that Eagle is a combination of Seitel Geophysical, Inc. and Energy Research International and its operating subsidiaries with no operating history and that his investment in the Shares is highly speculative and involves a high degree of risk; Silverman further acknowledges that he is capable of sustaining a loss of the Purchase Price paid for the Shares. This representation does not constitute a waiver by Silverman of any liability on the part of Eagle for its breach of any representations, warranties, conditions or covenants contained herein.

                 (e) Information Provided. Silverman has had the opportunity to ask questions of, and receive satisfactory answers from, the executive management of Eagle regarding Eagle and the Shares, including the terms and conditions of this Agreement and the proposed business plan of Eagle and related matters. Silverman has had the opportunity to obtain the information necessary to satisfy himself concerning the answers so obtained. Nothing contained herein shall be interpreted to relieve the responsibility of Eagle to provide adequate and accurate disclosure in the representations and warranties contained in this Agreement.

                 (f) Accredited Investor. Silverman is an "accredited investor" as said term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), in that he is an executive officer of Eagle.

                 (g)      Legend, Etc.  Silverman acknowledges and agrees that
         (i) the certificates representing the Shares will contain the legend referred to in Section 5 hereof, (ii) the Shares are not registered under the Securities Act or any other federal or state law, (iii) Silverman will have no right to require such registration and must bear the economic risks of their investment for an indefinite period of time and are capable of bearing such risk, and (iv) the Shares are a nonliquid investment and there is not now and there may never be any public market for the Shares and Silverman cannot now and may never be able to avail himself of the benefits of Rule 144 adopted by the Securities and Exchange Commission with respect to the resale of the Shares.

                 (h) Authority for Agreement. Silverman has the full right, power and authority to enter into this Agreement and to perform his obligations hereunder. This Agreement has been duly and validly executed and delivered by Silverman and constitutes a valid and binding obligation of Silverman, enforceable against Silverman in accordance with its terms, subject to the Bankruptcy and Equitable Exceptions.

                 (i) No Other Representations. Eagle and its directors, officers and employees have made no representations, promises or projections regarding the future financial





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         status or competitive success of Eagle or its operations.  Silverman understands that except as set forth herein, Eagle makes no representations or warranties whatsoever, and disclaims all liability and responsibility for any representation, warranty, statement or information made or communicated (orally or in writing) to Silverman other than as specifically set forth herein.

         5. STOCK LEGEND. Each stock certificate evidencing the Shares, including any such stock certificates representing Shares issued to subsequent transferees as permitted hereunder, shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT BY OPERATION OF LAW UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SHARES SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT WILL BE INVOLVED IN SUCH TRANSFER, OR (3) THE CORPORATION SHALL HAVE RECEIVED A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION COVERING SUCH TRANSFER."

         6.      MISCELLANEOUS.

                 (a) Notices. All notices, requests and other communications hereunder shall be deemed to have been duly given if in writing and either delivered personally, sent by facsimile transmission or by air courier service, or mailed by postage prepaid registered or certified U.S. mail, return receipt requested, to the addresses designated below or such other addresses as may be designated in writing by notice given hereunder, and shall be effective upon personal delivery or facsimile transmission thereof or 72 hours following deposit in the U.S. mail or 24 hours following deposit with an air courier service:



IF TO EAGLE:              Eagle Geophysical, Inc.
                          50 Briar Hollow Lane, 6th Floor West
                          Houston, Texas 77027
                          Attn:  Richard W. McNairy
                          Telephone: (713) 627-1990
                          Facsimile: (713) 627-1027





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IF TO SILVERMAN:          Jay N. Silverman
                          Eagle Geophysical, Inc.
                          50 Briar Hollow Lane, 6th Floor West
                          Houston, Texas 77027
                          Telephone: (713) 627-1990
                          Facsimile: (713) 627-1020


                 (b) Governing Law. This Agreement shall be construed and governed in accordance with the laws of the State of Texas, without giving effect to any conflict of law rules or provisions.

                 (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                 (d) Entire Agreement. Except as otherwise specifically provided herein, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. No modification, amendment or waiver of any provision hereof shall be binding upon any party hereto unless it is in writing and executed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance.

                 (e) Waiver. The waiver by any party hereto of any breach, default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall not be deemed to extend to any prior or subsequent breach, default, misrepresentation or breach of warranty or covenant hereunder and shall not affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

                 (f) Severability. In the event any one or more of the provisions contained in this Agreement or any application thereof shall be finally determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, any other application thereof and the validity, legality, or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                 (g) Rule 405 Employee Benefit Plan. This Agreement is intended to be an Employee Benefit Plan within the meaning of Rule 405 under the Securities Act.

                 (h) Expenses. Each party hereto shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and effectuating the transactions contemplated hereby.

                 (i) Section Headings. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.





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                 (j)      Successors and Assigns.  This Agreement shall be
         binding upon and inure to the benefit of the legal representatives, successors and permissible assigns of the parties hereto, whether so expressed or not, except as specifically otherwise provided.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written, with the intention of being legally bound hereby.








                                        EAGLE GEOPHYSICAL, INC.


                                        BY: /s/ RICHARD W. MCNAIRY
                                            ------------------------------------
                                            RICHARD W. MCNAIRY,
                                            VICE PRESIDENT-
                                            CHIEF FINANCIAL OFFICER




                                          /s/ JAY N. SILVERMAN
                                          --------------------------------------
                                          JAY N. SILVERMAN






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